UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2020

DELMAR PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-37823	99-0360497
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12707 High Bluff Dr., Suite 200

San Diego, CA 92130

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (858) 350-4364

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	DMPI	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On August 14, 2020, DelMar Pharmaceuticals, Inc. (“DelMar”) held a special meeting of its stockholders live via the Internet (the “Special Meeting”).

At the Special Meeting, DelMar’s stockholders were asked to vote on the following proposals: (a) The Nasdaq Proposal – to approve (i) the issuance of shares of common stock of DelMar (the “Common Stock”) issuable to holders of outstanding Adgero common stock pursuant to the Agreement and Plan of Merger and Reorganization, dated as of June 9, 2020 (the “Merger Agreement”), by and among DelMar, Adgero Biopharmaceuticals Holdings, Inc. (“Adgero”) and Adgero Acquisition Corp, (ii) the issuance of shares of Common Stock underlying warrants to purchase Common Stock that will be issued in exchange for outstanding warrants to purchase Adgero common stock (together with the shares of Common Stock issuable pursuant to item (i), the “Merger Shares”), (iii) the issuance of shares of Common Stock issuable upon conversion of shares of Series C Convertible Preferred Stock of DelMar to be issued to investors in a private placement, which shares of preferred stock will be convertible into shares of Common Stock (the “Conversion Shares”), (iv)  the issuance of shares of Common Stock issuable as dividends on the Series C Convertible Preferred Stock (the “Dividend Shares”), (v) the issuance of shares of Common Stock issuable to the placement agent in consideration of advisory services rendered in connection with the merger (the “Success Fee Shares”) and (vi) the issuance of shares of Common Stock underlying warrants to purchase Series C Convertible Preferred Stock issued to the placement agent in connection with the private placement (the “Placement Agent Warrant Shares”); (b) The Reverse Stock Split Proposal - to approve, pursuant to Nevada Revised Statutes (“NRS”) 78.2055, a reverse stock split of only the outstanding shares of Common Stock and other outstanding securities of DelMar (with no change to the authorized capital stock of DelMar) at a ratio in the range of 2-for-1 to 10-for-1, with such ratio to be determined in the discretion of DelMar’s board of directors and with such reverse stock split to be effected at such time and date as determined by DelMar’s board of directors in its sole discretion; (c) The Name Change Proposal - to approve an amendment to the articles of incorporation of DelMar, as amended, to change DelMar’s corporate name to Kintara Therapeutics, Inc.; and (d) The Plan Amendment Proposal - to approve an amendment to DelMar’s 2017 Omnibus Equity Incentive Plan (the “2017 Plan”) to increase the number of shares of Common Stock authorized for issuance to 6,700,000.

The voting results for each item of business voted upon at the Special Meeting were as follows:

The Nasdaq Proposal — Approval of the issuance of the Merger Shares, the Conversion Shares, the Dividend Shares, the Success Fee Shares and the Placement Agent Warrant Shares:

Votes For	Votes Against	Abstentions	Broker Non-Votes
5,170,271	730,079	89,071	2,988,090

The Reverse Stock Split Proposal: Approval of a reverse stock split at a ratio in the range of 2-for-1 to 10-for-1:

Votes For	Votes Against	Abstentions
7,157,032	1,747,249	73,229

The Name Change Proposal: Approval of the amendment to DelMar’s articles of incorporation, as amended, to change DelMar’s corporate name to Kintara Therapeutics, Inc.:

Votes For	Votes Against	Abstentions
8,168,832	742,028	66,651

The Plan Amendment Proposal: Approval of the amendment to DelMar’s 2017 Plan to increase the number of shares of Common Stock authorized for issuance to 6,700,000:

Votes For	Votes Against	Abstentions	Broker Non-Votes
4,879,073	1,046,266	64,082	2,988,090

The Adjournment Proposal:

The adjournment proposal to approve the adjournment of the Special Meeting to a later date or time, if necessary, to solicit additional proxies in the event there are not sufficient votes at the time of the Special Meeting to approve the Nasdaq Proposal was not called to vote because there were sufficient votes at the time of the Special Meeting to approve the Nasdaq Proposal.

Item 8.01 Other Events.

On August 17, 2020, DelMar and Adgero issued a joint press release announcing the results of the Special Meeting and the receipt of the required stockholder approval of Adgero. A copy of this joint press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description
99.1	Joint Press Release, dated August 17, 2020, issued by DelMar Pharmaceuticals, Inc. and Adgero Biopharmaceuticals Holdings, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DelMar Pharmaceuticals, Inc.

Date: August 17, 2020	By:	/s/ Scott Praill
	Name:	Scott Praill
	Title:	Chief Financial Officer